UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):January 20,2017

Grow Condos, Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-53548 (Commission File Number)	86-0970023 (IRS Employer I.D. No.)

722 W. Dutton Road
Eagle Point, Oregon 97524
Tel:  541-879-0504

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant's executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Item 1.01   Entry into a Material Definitive Agreement.

OnJanuary 20, 2017, the Registrant issued a $165,000 10% fixed convertible promissory note ( "Note") to an institutional investor.  The Note is due July 20, 2017 and bears an interest rate of 10%, and is convertible into shares of our common stock at $0.85 per share.  The Note was issued with a $15,000 original issue discount.  In connection with the issuance of the Note the Registrant also issued the institutional investor a warrant (the "Warrant") to purchase 150,000 shares at $0.85 subject to adjustment for stock splits and the like.  The warrant expires on January 20, 2018.  The proceeds of the Note and any Warrant exercises will be used for working capital, however $10,000 of the proceeds of the Note have been allocated to attorney fees.

Item 9.01   Financial Statements

Financial Information

None

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grow Condos, Inc.

Dated: January 30, 2017	By:	/s/ Joann Z. Cleckner
Joann Z. Cleckner, CFO